Exhibit 99.1

FOR IMMEDIATE RELEASE

McCORMICK TO AMEND POLICY REGARDING CORPORATE AIRCRAFT TRAVEL

SPARKS, MD, MARCH 10 — On April 1, 2009, McCormick & Company, Incorporated (NYSE:MKC) will amend its policy regarding the personal use of corporate aircraft to provide that the Company will no longer provide its executive officers with a gross-up to cover the individual income tax incurred when the corporate aircraft is used for personal purposes (to include spousal travel on business trips). Previously, the policy provided that executive officers would receive a gross-up for the tax associated with the value of the personal usage, including the value of spousal travel if it was requested by McCormick.

About McCormick

McCormick & Company, Incorporated is a global leader in the manufacture, marketing and distribution of spices, seasonings, specialty foods and flavors to the entire food industry – retail outlets, food manufacturers and food service businesses.

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For information contact:

Corporate Communications: John McCormick (410-771-7110 or

john_mccormick@mccormick.com)

Investor Relations: Joyce Brooks (410-771-7244 or joyce_brooks@mccormick.com)

3/2009